CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-260640 on Form N-6 of our report dated April 9, 2026, relating to the statutory-basis financial statements of Wilton Reassurance Life Company of New York, appearing in Post-Effective Amendment to Registration Statement No. 333-278375 on Form N-4 of Wilton Reassurance Life Company of New York. We also consent to the reference to us under the heading “Experts” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut

April 28, 2026